# TECHNOLOGY AND ASSET PURCHASE AGREEMENT

**THIS AGREEMENT** made effective as of the 2nd day of April, 2007

**BETWEEN:**

**NEW VERDE RIVER MINING CO., INC.**, a Nevada corporation having an office at 48412 N. Black Canyon Hwy., New River, AZ 85087

(hereafter called "New Verde")

**OF THE FIRST PART**

**AND:**

**ROBERT H. GUNNISON** of 48412 N. Black Canyon Hwy., New River, AZ 85087

(hereafter called the "Inventor")

**OF THE SECOND PART**

**AND:**

**ROYAL MINES INC.**, a Nevada corporation having an office at 2580 Anthem Village Dr., #112, Henderson, Nevada 89052

(hereafter called "Royal Mines")

**OF THE THIRD PART**

**WHEREAS:**

A. New Verde has developed and is the owner of a technology discovered by the Inventor for lixivation of metals from ore utilitizing regenerative thiourea stabilization (the "Technology");

B. New Verde has assembled certain laboratory equipment and facilities for the purposes of testing, utilizing, commercializing the Technology (the "Facility");

C. Royal Mines wishes to acquire the Technology and the Facility.

**NOW THEREFORE**, in consideration for the sum of USD $10.00 paid by each party to the other parties hereto and for the mutual covenants contained in this Agreement and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

DEFINITIONS

1.1 In this Agreement:

(a) "1933 Act" means the United States Securities Act of 1933, as amended;

(b) "Effective Date" means the date first set out in this Agreement;

(c) "Employment Agreement" means the Employment Agreement to be entered into by Royal Mines Inc. and the Inventor in the form attached as Schedule A to this Agreement;

(d) "Facility" means the equipment and assets located at the Premises including, without limiting the generality of the foregoing, the equipment and assets set out in Schedule "B" to this Agreement;

(e) "Improvement" means any modification or variant of the Technology;

(f) "Intellectual Property" means all copyrights (if any), patent rights (if any), trade secret rights, trade names (if any), trademark rights (if any), process information, technical information, designs, drawings, inventions and all other intellectual and industrial property rights of any sort related to or associated with the Technology;

(g) "Know-how" means all know-how, knowledge, expertise, inventions, works of authorship, prototypes, technology, information, materials and tools relating to the Technology or to the design, development, use and commercial application of the Technology;

(h) "Lease" means the month-to-month lease of the Premises;

(i) "Premises" means the leased premises in which the Facility is located consisting of an industrial building of approximately 9,809 sq. ft. located on approximately 24,559 sq. ft. of land at 2344 N. 33rd Avenue, Phoenix, Arizona;

(j) "Shares" means the 2,000,000 shares of common stock of Royal Mines to be issued to Inventor pursuant to Paragraph 11(b) of this Agreement; and

(k) "Technology" means the technology developed by New Verde for lixivation of metals from ore utilizing regerative thiourea stabilization.

1.2 The following schedules are attached to and form part of this Agreement:

Schedule A – Employment Agreement
Schedule B – List of Equipment
Schedule C – Technology License Agreements
Schedule D – Liens and Charges on Equipment and Assets

TRANSFER OF THE TECHNOLOGY

2. Subject to the terms and conditions of this Agreement, New Verde hereby sells, assigns and transfers to Royal Mines all of its rights, title and interests in and to the Technology free and clear of all liens, charges, encumbrances and security interests. New Verde and the Inventor shall execute a Confidential Invention Assignment Agreement in Royal Mines Standard Form IP120106-04.

3. New Verde and the Inventor shall assist Royal Mines in every legal way to evidence, record and perfect the assignment evidenced by this Agreement and to apply for a patent of and obtain recordation and publication of, and from time to time enforce, maintain and defend, the assigned rights embodied in the Technology. To the extent that any of the Intellectual Property is patentable, New Verde and the Inventor shall cooperate with Royal Mines and the applicable Patent authorities to attempt to obtain a grant of patents and, to the extent any such patents are actually issued in the name or names of any of New Verde or the Inventor, New Verde and the Inventor shall promptly assign and transfer such patents, at no cost (except for any filing and recordation fees which shall be borne by Royal Mines), to Royal Mines.

4. If, after the Effective Date, New Verde or the Inventor develops or discovers, or are co-developers or co-discoverers, of any Improvement, then such person or persons shall promptly sell, assign and transfer the Improvement to Royal Mines without the payment of any additional amounts or consideration.

5. New Verde and the Inventor shall communicate to Royal Mines all Know-how and Intellectual Property in their possession which may reasonably be relevant to the formulation and process design for use of the Technology. New Verde and the Inventor shall continue to communicate to Royal Mines all such further Know-how and Intellectual Property as may later come into their respective possession.

6. All Know-how and technical information in the possession of New Verde or the Inventor which may reasonably be relevant to the design, marketing, and use of the Technology shall be deemed to be confidential information. New Verde and the Inventor shall not disclose or authorize the disclosure of such information to any third party, except as expressly permitted by Royal Mines in writing. New Verde and the Inventor shall take reasonable precautions to prevent the unauthorised disclosure to third parties of all such confidential information.

7. New Verde and the Inventor hereby jointly and severally warrant and represent to Royal Mines as follows:

   (a) New Verde is the sole owner of the Technology, the Know-how and the Intellectual Property free and clear of all liens, charges, encumbrances and security interests;

   (b) New Verde has the power to sell, assign and transfer all of its right, title and interest in and to the Technology, the Know-how and the Intellectual Property to Royal Mines;

   (c) Except as set out in Schedule "C", New Verde and the Inventor have not made, granted or entered into any assignment, encumbrance, license or other agreement affecting the Technology, the Know-how and the Intellectual Property;

   (d) Neither New Verde nor the Inventor is aware of any violation, infringement or misappropriation of any third party's rights (or any claim thereof) by the ownership, development, manufacture, sale or use of the Technology, the Know-how and the Intellectual Property;

(e) The use of the Technology by New Verde or the Inventor has never given rise to any complaint alleging infringement of any patent, trademarks or other intellectual property rights of any other person;

(f) New Verde and the Inventor were not acting within the scope of any employment or consultancy arrangement with any third party when conceiving, creating or otherwise performing any activity with respect to the Technology, the Know-how and the Intellectual Property; and

(g) New Verde and the Inventor are not aware of any questions or challenges with respect to the patentability or validity of any claims of any existing patents or patent pendings relating to the Technology, the Know-how and the Intellectual Property.

PURCHASE OF FACILITY

8. New Verde agrees to transfer and does hereby transfer to Royal Mines all of its right, title and interest in the Facility, including the assets described in Schedule "B" hereto and New Verde's interest in the Lease.

9. New Verde represents that it owns the equipment and assets located in the Facility free and clear of all liens, charges and encumbrances other than as disclosed on Schedule "D" and has the right to deal with them in the manner contemplated by this Agreement.

10. New Verde represents that the Lease is in good standing and agrees to use its best efforts to assist Royal Mines in obtaining a longer term lease of the Premises. New Verde shall keep the Lease in good standing pending Royal Mines obtaining a longer term lease of the Premises.

CONSIDERATION

11. In consideration for the sale of the Facility, assignment and transfer of the Technology by New Verde and the Inventor to Royal Mines, Royal Mines shall:

(a) pay to New Verde the sum of USD $300,000 for the purchase of Facility and Technology as follows;
   (i) $175,000 on or before May 31, 2007; and
   (ii) the balance of $125,000, less any debt assumed and payables due to Royal Mines listed in Schedule "D", on or before January 31, 2008.

(b) upon the effective date of this Agreement, issue to Inventor a total of two million (2,000,000) shares of the common stock of Royal Mines (the "Shares") for the "Intellectual Property", "Know-how" and "Technology", which shares will be held by the Company and released to the Inventor as set out in paragraph 12.

12. The Shares to be issued to New Verde under paragraph 11(b) shall be held by Royal Mines and released to Inventor on the following basis:

i. 500,000 shares on February 2, 2008;

ii. 500,000 shares on December 2, 2008;

iii. 500,000 shares on October 2, 2009; and

iv. 500,000 shares on August 1, 2010.

In the event that the Inventor's employment under the Employment Agreement shall terminate by reason of a voluntary termination by the Inventor, or a termination for just cause by the Company, any of the shares that shall not have been released to New Verde on the date of termination shall be returned to Royal Mines and surrendered for cancellation and New Verde will execute any documents required for that purpose. The parties acknowledge that in the event any release and cancellation of the shares in accordance with this paragraph 12 shall not effect the title of Royal Mines to Technology and the Facility and the consideration to New Verde under paragraph 11(b) shall be deemed to be reduced accordingly.

RESTRICTION ON TRANSFER OF SHARES

13. New Verde acknowledges and agrees that the Shares to be issued to it shall be issued pursuant to Section 4(2) of the 1933 Act and that it shall not resell, transfer or hypothecate the Shares without the prior registration of the Shares under the 1933 Act or an opinion of counsel satisfactory to Royal Mines that such registration is not necessary.

14. New Verde acknowledges and agrees that Royal Mines shall refuse to register any transfer of the Shares which is not made in accordance with applicable securities legislation.

15. New Verde acknowledges and agrees that all certificates representing the Shares shall be endorsed with the following legends:

**"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE 1933 ACT OR ARE EXEMPT FROM SUCH REGISTRATION."**

16. New Verde hereby represents and warrants to Royal Mines in connection with the Shares, as follows:

(a) New Verde is acquiring the Shares for its own account for investment purposes, with no present intention of dividing any interest in the Shares with others or of reselling or otherwise disposing of all or any portion of the same;

(b) New Verde does not intend any sale of the Shares, either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance;

(c) New Verde has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of the Shares;

(d) New Verde is not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of the Shares;

(e) The Shares were offered to New Verde in direct communication between New Verde and Royal Mines and not through any advertisement or directed sales effort of any kind; and

(f) New Verde has the financial means to bear the economic risk of an investment in the Shares.

17. If Royal Mines is unable, for any reason whatsoever, to secure the signature of either of New Verde or the Inventor to any document it is entitled to under this Agreement, each of New Verde and the Inventor hereby irrevocably designate and appoint Royal Mines and its duly authorized officers and agents as their respective agents and attornies-in-fact with full power of substitution to act for, on behalf of, and instead of New Verde and the Inventor, to execute and file any such document or documents and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by them.

18. The Inventor will execute the Employment Agreement concurrent with execution of this Agreement.

ENTIRE AGREEMENT / TERMINATION OF PRIOR AGREEMENTS

19. This Agreement and the schedules attached hereto constitute the entire agreement between the parties, relating to the subject matter hereof and supersedes all previous agreements, communications, expectations, negotiations, representations or understandings, whether oral or written, express or implied, statutory or otherwise.

HEADINGS

20. The headings are inserted solely for convenience of reference and shall not be deemed to restrict or modify the meaning of the Articles to which they pertain.

MODIFICATION AND WAIVER

21. No cancellation, modification, amendment, deletion, addition or other change in this Agreement or any provision hereof, or waiver of any right or remedy hereby provided, shall be effective for any purpose unless specifically set forth in writing, signed by the party to be bound thereby. No waiver of any right or remedy in respect of any occurrence or event on one occasion shall be deemed a waiver of such right or remedy in respect of such occurrence or event on any other occasion.

FURTHER ASSURANCES

22. The parties shall execute such further documents and do such further things as may be necessary to give full effect to the provisions of this Agreement and the intent embodied herein.

GENDER

23. Words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals and vice versa.

CLOSING

24. Closing shall take place at the offices of Royal Mines forthwith on execution of this Agreement. At the closing, Royal Mines shall deliver to Inventor certificates evidencing the Shares.

SURVIVAL

25. All covenants, agreements, representations and warranties on the part of each of the parties to this Agreement, notwithstanding any investigations or enquiries made by any of the parties to this Agreement prior to the Effective Date or the waiver of any condition by any of the parties to this Agreement, shall survive the date hereof.

COUNTERPARTS

26. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

FAX EXECUTION

27. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

TIME OF THE ESSENCE

28. Time shall be of the essence of this Agreement and all provisions hereof.

**IN WITNESS WHEREOF**, the parties hereto have caused these presents to be executed under their corporate seals and the hands of their proper officers duly authorized in that behalf.

**NEW VERDE RIVER MINING CO., INC**
By its authorized signatory:

Robert Gunnison
Signature of Authorized Signatory

ROBERT GUNNISON
Name of Authorized Signatory

PRESIDENT
Title

**ROYAL MINES INC.**
By its authorized signatory:

William C. Tao
Signature of Authorized Signatory

WILLIAM C. TAO, Ph.D.
Name of Authorized Signatory

CHIEF EXECUTIVE OFFICER
Title

**SIGNED, SEALED AND DELIVERED**
**BY ROBERT H. GUNNISON**
in the presence of:

Signature of Witness

DANNY FELIX
Name of Witness

11565 W. BROWN ST.
Address of Witness

YOUNGTOWN, AZ 85363

Robert Gunnison
**ROBERT H. GUNNISON**

**SCHEDULE "A"**
**TO THE TECHNOLOGY AND ASSET PURCHASE AGREEMENT**
**BETWEEN NEW VERDE RIVER MINING CO., INC.,**
**ROBERT H. GUNNISON AND ROYAL MINES INC.**
**DATED EFFECTIVE APRIL 2, 2007**

**EMPLOYMENT AGREEMENT**

**SCHEDULE "A"**
**TO THE TECHNOLOGY AND ASSET PURCHASE AGREEMENT**
**BETWEEN NEW VERDE RIVER MINING CO., INC.,**
**ROBERT H. GUNNISON AND ROYAL MINES INC.**
**DATED EFFECTIVE APRIL 2, 2007**

**EMPLOYMENT AGREEMENT**

# EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this second ($2^{nd}$) day of April, 2007, ("Effective Date") by and between Royal Mines Inc., a Nevada corporation, ("EMPLOYER" or "COMPANY) located at 2215 Lucerne Circle, Henderson, Nevada 89014, and Robert H. Gunnison ("EMPLOYEE" or "EXECUTIVE") whose address is 48412 N. Black Canyon Hwy., New River, AZ 85087.

## RECITALS

**WHEREAS**, EMPLOYER requires the services of a Production Manager who will have responsibility for providing management of EMPLOYER's mineral processing facilities; and

**WHEREAS**, EMPLOYEE warrants that he has the special skills, knowledge, abilities and experience required for the position of Production Manager; and

**WHEREAS**, EMPLOYER desires to employ EMPLOYEE as its Production Manager; and

**WHEREAS**, EMPLOYEE wishes to be employed by EMPLOYER to serve as its Production Manager.

**NOW, THEREFORE,** in consideration of the recitals, covenants, conditions and promises contained herein, the parties hereto agree as follows:

## ARTICLE I
## EMPLOYMENT AND DUTIES

1.1 Employment. EMPLOYER hereby engages EMPLOYEE to serve in the capacity of Production Manager and EMPLOYEE hereby accepts said employment and appointment on the terms and conditions set forth in this Agreement. Employment shall commence on April 2, 2008.

1.2 Duties. Those duties typically undertaken by a Production Manager of an EMPLOYER similar to the EMPLOYER in (i) size, (ii) current stage of its development, and (iii) need to expand its operations, resources and manpower.

1.3 Hours. EMPLOYEE shall devote his full time (excluding periods of vacation or sick leave), attention and energies to the business of EMPLOYER and shall not, during the term of this Agreement, be engaged in any other full or part-time employment or other affiliation, which will keep him from fulfilling his duties to EMPLOYER hereunder. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall be construed to prevent EMPLOYEE from (i) managing his and his family's personal passive investments and (ii) participating in charitable, civic, educational, professional, community or industry affairs or serving on the board of directors of other companies (subject to the consent of the Board of Directors of the COMPANY), provided that these activities do not materially interfere with the performance of his duties hereunder or create a potential business conflict or the appearance thereof.

1.4 Representation and Warranty of EMPLOYEE. EMPLOYEE represents and warrants to EMPLOYER that performance of his duties will not violate any agreements with, or trade secrets of, any other person or entity.

## ARTICLE II
## COMPENSATION

2.1 Salary. An annual salary equal to $120,000 per year.

2.2 Sick Days. EMPLOYEE shall be entitled to sick day benefits accorded employees as established by the EMPLOYER personnel policies.

2.3 Federal and State Holidays. EMPLOYEE shall be paid for federal and state holidays in accordance with EMPLOYER'S holiday policy.

2.4 Professional Association Dues, Subscriptions and Attendance at Professional Association Meetings. EMPLOYER will pay for professional association dues, subscriptions to professional periodicals and payment for attendance at professional association meetings as reasonably approved by the Board of Directors as part of its annual budgeting process.

2.5 Additional Benefits. EMPLOYEE shall be entitled, at the discretion of the Board of Directors, to such additional benefits, including medical, disability and death, and retirement benefits, bonuses or stock options in accordance with any of those types of benefit plans when and if adopted by EMPLOYER.

## ARTICLE III
## TERM AND TERMINATION

3.1 Term. The term of this Agreement ("Term") shall commence on the Effective Date of this agreement ("Commencement Date"), and shall continue in effect until August 1, 2010, unless sooner terminated pursuant to the terms of this Agreement.

3.2 Termination Without Cause. The EMPLOYER may not terminate this Agreement, without cause, at any time during the Term.

3.3 Termination For Cause. Notwithstanding any provision in this Agreement to the contrary, EMPLOYER shall have the right to terminate this Agreement and EMPLOYEE's employment hereunder for "cause". In the event EMPLOYEE is terminated for "cause", termination shall be effective immediately. For purposes of this Agreement, "cause" shall be defined as:

3.3.1. Conviction of EMPLOYEE of a felony.

3.3.2. Conviction of EMPLOYEE of a misdemeanor of moral turpitude, which affects EMPLOYEE's ability to perform his duties under this Agreement.

3.3.3. EMPLOYEE's refusal to work for a period of two (2) weeks for any reason other than authorized vacation days, sick days, holidays, attendance at conventions/conferences, or the death or disability of EMPLOYEE.

3.3.4. Willful malfeasance or gross negligence of EMPLOYEE.

3.3.5. Material refusal by EMPLOYEE to perform his duties, or his substantial neglect of the duties assigned to him, provided the refusal to follow a direction shall not be "cause" if the EMPLOYEE in good faith believes that such direction and the subsequent performance of his duties are not legal and promptly notifies the Board of Directors in writing of such belief.

3.3.6. Disloyal, dishonest or illegal conduct by EMPLOYEE.

3.3.7. Breach by EMPLOYEE of any other terms of this Agreement and his failure to cure said breach within ten (10) calendar days.

3.4. Effect of Termination For Cause. Notwithstanding any provision of this Agreement to the contrary, upon termination of this Agreement for "cause", EMPLOYER shall pay EMPLOYEE for all vacation time accrued but not used by EMPLOYEE prior to the Effective Date of Termination as required by applicable State laws and regulations. Notwithstanding any provision of this Agreement to the contrary, termination of EMPLOYEE's employment pursuant to Section 3.4 shall result in immediate termination of EMPLOYER's obligation to continue to pay for or provide any of the following: (i) Salary (except to the extent that said Salary has been earned and not yet paid) or (ii) Stock Options and Warrants (except to the extent that said Stock Options and Warrants have been earned but not yet issued).

3.5. Voluntary Termination. The EMPLOYEE may terminate his agreement upon 60 days written notice by the EMPLOYEE to the COMPANY.

3.6. Effect of Voluntary Termination. If the EMPLOYEE's employment with the COMPANY is voluntarily terminated by the EMPLOYEE, the COMPANY shall pay or provide the EMPLOYEE with Accrued Salary and Benefits.

## ARTICLE IV
## DISABILITY OR DEATH

4.1 If EMPLOYEE shall at any time be incapacitated or prevented by illness, injury, accident or circumstances beyond his control ("incapacity") from discharging his duties pursuant to this Agreement for a total of 120 days or more in any 24 consecutive calendar months, EMPLOYER may then by notice in writing to EMPLOYEE given at any time so long as the incapacity shall continue after said 120 days: (i) discontinue payment in whole or in part of EMPLOYEE's salary on and from such date as may be specified in the notice until the incapacity shall cease; or (ii) whether or not payment shall have already been discontinued as the foresaid, terminate this Agreement forthwith on such date as may be specified in the notice. Subject to the foregoing, EMPLOYEE's salary shall, notwithstanding the incapacity, continue to be paid to EMPLOYEE in accordance with the

provisions with this Agreement with respect to the period of incapacity prior to such discontinuance or termination.

## ARTICLE V
## EXPENSES

5.1 EMPLOYEE shall be entitled to reimbursement for those ordinary and necessary expenses incurred in performance of his duties hereunder in accordance with EMPLOYER's standard policy for reimbursement of business expenses for its executives. Payment for any other expenses shall be subject to the prior written approval of the Board of Directors of EMPLOYER.

## ARTICLE VI
## CONFIDENTIALITY

6.1 EMPLOYEE agrees to enter into the form of Confidentiality Agreement attached hereto as Exhibit A and made a part hereof.

## ARTICLE VII
## NON-COMPETITION

7.1 Competition with the COMPANY. Except as provided for in Section 7.2 hereof, until termination of his employment and for a period of 6 months commencing on the date of termination, the EMPLOYEE, directly or indirectly, in association with or as a stockholder, director, officer, consultant, employee, partner, joint venturer, member or otherwise of or through any person, firm, corporation partnership, association or other entity, will not compete with the EMPLOYER or any of its affiliates in the offer, sale or marketing of products or services that are competitive with the products or services offered by the EMPLOYER, within any metropolitan area in the United States or elsewhere in which the EMPLOYER is then engaged in the offer and sale of competitive products or services. Additionally, the foregoing shall not prevent EMPLOYEE from accepting employment with an enterprise engaged in two or more lines of business, one of which is the same or similar to the EMPLOYER's business (the "Prohibited Business"), if EMPLOYEE's employment is totally unrelated to the Prohibited Business.

7.2 Solicitation of Customers. During the periods in which the provisions of Section 7.1 shall be in effect, the EMPLOYEE, directly or indirectly, will not seek Prohibited Business from any Customer (as defined below) on behalf of any enterprise or business other than the EMPLOYER, refer Prohibited Business from any customer to any enterprise or business other than the EMPLOYER or receive commissions based on sales or otherwise relating to the Prohibited Business from any Customer, or any enterprise or business other than the EMPLOYER. For purposes of this Section 7.2, the term "Customer" means any person, firm, corporation, partnership, association or other entity to which the EMPLOYER or any of its affiliates sold or provided goods or services during the 12-month period prior to the time at which any determination is required to be made as to whether any such person, firm, corporation, partnership, association or other entity is a Customer.

7.3 No Payment. The EMPLOYEE acknowledges and agrees that no separate or additional payment will be required to be made to him in consideration of his undertakings in this Section 7.

## ARTICLE VIII
## SOLICITATION OF EMPLOYEES

8.1 EMPLOYEE agrees that during his employment and for a period of two years thereafter, he will not, directly or indirectly, individually or on behalf of another, solicit or induce EMPLOYER's employees, agents or consultants to terminate their relationship with EMPLOYER in order to accept employment, an agency or a consultancy with EMPLOYEE or another person or entity.

## ARTICLE IX
## CONFIDENTIAL INFORMATION OF OTHERS

9.1 EMPLOYEE warrants that he is not covered by any restrictive covenant with another EMPLOYER that would preclude him from performing his duties hereunder. EMPLOYEE agrees that in performing such duties for EMPLOYER, he will not use or otherwise divulge confidential or proprietary information, or trade secrets obtained from a former employer.

## ARTICLE X
## NOTICES

10.1 All notices required to be given hereunder shall be in writing and shall be deemed delivered if personally delivered or dispatched by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as follows:

| | |
|---|---|
| EMPLOYER and COMPANY: | 2580 Anthem Village dr., #112<br>Henderson, NV 89052 |
| EMPLOYEE and EXECUTIVE: | 48412 N. Black Canyon Hwy.<br>New River, AZ 85087 |

10.2 Notice shall be deemed given on the date it is delivered if delivered personally, and on the date of the return receipt if dispatched by certified or registered mail, return receipt requested. Any party may change the address to which to send notices by notifying the other party of such change of address in writing.

## ARTICLE XI
## SEVERABILITY

11.1 Any terms or provisions of this Agreement, which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other term or provision herein and such remaining terms and provisions shall remain in full force and effect.

## ARTICLE XII
## GOVERNING LAW AND DISPUTE RESOLUTION

12.1 The existence, validity and construction of this Agreement shall be governed by the laws of the State of Nevada.

12.2 Dispute Resolution via Arbitration. Any dispute or controversy arising under or in connection with this Agreement, after failing to be settled through good faith discussion between the EMPLOYER and EMPLOYEE, shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in the State of Nevada in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that (i) the EXECUTIVE shall be entitled to seek specific performance of his right to be paid until the date of termination during the pendency of any dispute or controversy arising under or in connection with this Agreement; and (ii) the COMPANY shall be entitled to seek specific performance as specified in Section 12 of this Agreement. The parties agree that they are entitled in any arbitration proceeding to the entry of an order, by a court of competent jurisdiction pursuant to an opinion of the arbitrator, for specific performance of any of the requirements of this Agreement.

## ARTICLE XIII
## ASSIGNMENT

13.1 Neither party shall assign this Agreement without the prior written consent of the other. This Agreement shall be binding on the parties and their respective successors and assigns.

## ARTICLE XIV
## WAIVER

14.1 No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver or similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which is not expressly set forth in this Agreement.

## ARTICLE XV
## CAPTION AND HEADINGS

15.1 The captions and headings throughout this Agreement are for convenience of reference only and shall in no way be held or deemed to be a part of or affect the interpretation of this Agreement.

## ARTICLE XVI
## ATTORNEYS FEES

16.1 In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding, is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to an award by the court of reasonable attorneys' fees, costs and expenses.

## ARTICLE XVII
## COOPERATION

17.1 Both parties to this Agreement agree to use their best efforts to cooperate with one another in good faith.

## ARTICLE XVIII
## NO THIRD PARTY BENEFICIARIES

18.1 Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person, firm or corporation other than the parties hereto and their respective successors or assigns, any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, as third party beneficiaries or otherwise, and all of the terms, covenants and conditions hereof shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns.

**ARTICLE XIX**
**ENTIRE AGREEMENT**

19.1 This Agreement states the entire contract between the parties with respect to the subject matter of this Agreement and supersedes any oral or written proposals, statements, discussions, negotiations, or other agreements before or contemporaneous to this Agreement. The parties acknowledge that they have not been induced to enter into this Agreement by any oral or written representations or statements not expressly contained in this Agreement. This Agreement may be modified only by mutual agreement of the parties provided that, before any modification shall be operative or valid, it be reduced to writing and signed by both parties.

**IN WITNESS WHEREOF,** the parties hereto have executed this Agreement on that day and year, set forth hereinabove.

**EMPLOYER and COMPANY**

ROYAL MINES INC.

By: *[signature]*
William C. Tao, Ph.D., CEO

**EMPLOYEE and EXECUTIVE**

By: *[signature]*
Robert H. Gunnison

\447\912-Lab Acquisition\Employment Agmt_Gunnison.doc

## EXHIBIT "A"

## CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT is made and entered into as of this 2nd day of April, 2007, by and between:

Royal Mines Inc. ("EMPLOYER" and "COMPANY"), a Nevada corporation, whose address is 2215 Lucerne Circle, Henderson, Nevada 89014, and

Robert H. Gunnison ("EMPLOYEE" and "EXECUTIVE") whose address is 48412 N. Black Canyon Hwy., New River, AZ 85087.

EMPLOYER and COMPANY and EMPLOYEE and EXECUTIVE, respectively, may each from time to time be individually referred to herein as a "Party", or collectively as the "Parties", or, as the case may be, as the "EMPLOYER" or the "COMPANY" or the "EMPLOYEE" or the "EXECUTIVE".

WHEREAS:

A. EMPLOYER and EMPLOYEE have entered into a Employment Agreement ("Agreement") effective April 2, 2007; and

B. From time to time prior to and during the term of the Agreement, EMPLOYER may disclose confidential and proprietary information to the EMPLOYEE.

NOW IT IS HEREBY AGREED as follows:

1. EMPLOYEE hereby agrees to undertake the following with respect to the confidential information listed below and hereby defined as "Confidential Information":

   (a) All kinds of drawings, sketches, photographs, layouts, artwork, specifications, including without limitation design, manufacturing, installing, and operating drawings (e.g., copies, films, reproductions, etc.) for the Thiourea Technology and/or the operation of an EMPLOYER System, and other related products and matters ("Products");

   (b) EMPLOYER's financial and pricing information, business plans, research and development, work in progress, existing and potential commercial relationships, services or marketing plans, information embodied in its technologies, including equipment, systems, software, codes, products or chemical formulas, media, operations, manuals, designs, letters, negotiation documents, product descriptions, part descriptions, data, reports, plans, proposals, know-how, methodology, brochures, descriptions, and other documents and objects of every description and all related information.

2. All Confidential Information shall be treated by the EMPLOYEE as confidential, shall be kept secret by the EMPLOYEE, shall not be disclosed, directly or indirectly, by the EMPLOYEE to any third party without the express written consent of the EMPLOYER and shall be used by the EMPLOYEE exclusively for the purposes of performing his obligations under, and otherwise complying with the terms and conditions of the Agreement including all attachments, exhibits and schedules thereto.

3. The obligations of confidentiality and non-disclosure and the restrictions of use contained herein shall not apply to information, which the EMPLOYEE can demonstrate:

(a) is available to the public at the time it is disclosed or thereafter becomes available to the public; or

(b) is known to the EMPLOYEE at the time of disclosure; or

(c) properly comes into the possession of the EMPLOYEE from an independent source not bound by a confidentiality obligation.

However, specific aspects of the Confidential Information shall not be deemed to be within the scope of exceptions (a), (b) and (c) above merely because they are broadly encompassed by more general information which is in the public domain or in the EMPLOYEE's possession or is disclosed to the EMPLOYEE by a third party.

4. EMPLOYEE further agrees that without the express prior written permission of EMPLOYER:

(a) EMPLOYEE will not use the Confidential Information of Royal Mines Inc. to operate (or subcontract others to operate) any metals lixivation technology similar to the Thiourea or to produce (or subcontract others to produce) Products or any similar items for anyone other than Royal Mines; and

(b) EMPLOYEE will not use or otherwise disclose any such Confidential Information to any third party.

5. EMPLOYEE confirms that the Confidential Information has been and shall remain the sole property of the EMPLOYER and upon receipt of a request from the EMPLOYER, agrees to immediately return to the EMPLOYER any Confidential Information, including any drawings, photographs, specifications or other documents in its possession without retaining any summaries, photocopies or other reproductions of the above.

6. EMPLOYEE further confirms that any Confidential Information received has been and shall remain the property of the EMPLOYER, and the EMPLOYEE shall not claim or apply for any kind of intellectual property rights pertaining to or relevant to the Confidential Information.

7. EMPLOYEE acknowledges that the remedies provided by law for a violation of his obligations would be inadequate and that the EMPLOYER will be irreparably damaged in

the event of a breach of this Agreement. Consequently, EMPLOYER shall be entitled to, and the EMPLOYEE shall not in any way object to, an injunction restraining any violation of this Confidentiality Agreement, or any appropriate decree of specific performance, without any bond or other security, or any proof of irreparable damage, being required.

8. The obligations of confidentiality and non-disclosure and the restrictions of use contained herein shall continue throughout the EMPLOYEE's term of employment, and for a period of ninety-nine (99) years after the termination of the Agreement between COMPANY and EMPLOYEE.

9. This Confidentiality Agreement may not be modified, amended, rescinded, canceled or waived in whole or in part, except by written instrument, signed by both parties, which makes specific reference to this Confidentiality Agreement and which specifies that this Confidentiality Agreement is being amended or otherwise altered. None of the provisions of this Confidentiality Agreement shall be deemed to be waived by any act or acquiescence on the part of either Party, but only by a writing executed by both Parties.

10. This Confidentiality Agreement will be binding upon permitted successors and assignees of the Parties.

11. (a) If during the course of any litigation, whether or not the EMPLOYEE is a party to such litigation, the EMPLOYEE is requested or required to disclose Confidential Information obtained under the scope of this Confidentiality Agreement, the EMPLOYEE shall immediately notify EMPLOYER of this fact prior to divulging the Confidential Information and shall give EMPLOYER adequate notice of the requests or requirement so as to allow EMPLOYER sufficient time to seek judicial protection of the Confidential Information.

(b) In the event that any Confidential Information within the possession of the EMPLOYEE is believed by the EMPLOYEE to have fallen recently within an exception set forth in Section 3 above and is, therefore, not Confidential Information, then the EMPLOYEE shall, at least sixty (60) days prior to any disclosure or use of such information for any purpose, notify EMPLOYER of this fact in writing.

12. This Confidentiality Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. The Parties hereby agree that any legal action or proceeding arising out of or relating to this Confidentiality Agreement may be brought in the courts of the State of Nevada and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of, but not limited to, the courts of the State of Nevada.

13. In the event that there is any controversy or claim arising out of or relating to this Confidentiality Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding, is commenced to enforce the provisions of this Confidentiality Agreement, the prevailing party shall be entitled to an award by the court of reasonable attorneys' fees, costs and expenses.

14. If any one or more of the provisions contained in this Confidentiality Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Confidentiality Agreement, but this Confidentiality Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in the Confidentiality Agreement shall for any reason be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then exist.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties have signed this Confidentiality Agreement as of April 2, 2007.

**EMPLOYER and COMPANY**

ROYAL MINES INC.

By: William C. Tao
William C. Tao, Ph.D., CEO

**EMPLOYEE and EXECUTIVE**

By: Robert Gunnison
Robert H. Gunnison

\4479\12-Lab Acquisition\Employment Agmt_Gunnison.doc

SCHEDULE "B"
TO THE TECHNOLOGY AND ASSET PURCHASE AGREEMENT
BETWEEN NEW VERDE RIVER MINING CO., INC.,
ROBERT H. GUNNISON AND ROYAL MINES INC.
DATED EFFECTIVE APRIL 2, 2007

LIST OF EQUIPMENT

NEW VERDE RIVER MINING, CO., INC.
EQUIPMENT AS OF 12/31/03

| PROCESS EQUIPMENT | | |
|---|---|---|
| 1 | CARGO CONTAINER – 20' | $ 2,000 |
| 1 | VACUUM PUMP – NASH CL 703 | 12,000 |
| 2 | AIR COMPRESSORS – SPEEDAIRE 7.5 Hp | 3,000 |
| 2 | WATER TANKS – 500 GAL | 2,000 |
| 2 | EVAPORATIVE COOLER – 4500 CFM | 2,000 |
| 3 | PUMPS – WATER | 1,500 |
| 1 | ORE HOPPER – 2 TONS | 3,000 |
| 1 | CONVEYOR BELT 0 1' X 20' | 4,000 |
| 1 | BALL MILL – 3' X 4' RUBBER LINED | 22,000 |
| 1 | SCREEN DECK – 1' X 6' ERIEZ | 11,000 |
| 4 | PUMPS – AIR – MARATHON ½" | 4,000 |
| 3 | PUMPS – AIR – MARATHON 1" | 4,500 |
| 5 | PUMPS – AIR – MARATHON 1 ½" | 10,000 |
| 7 | CHEMICAL TANKS – 100 GAL | 1,400 |
| 2 | CHEMICAL TANKS – 150 GAL | 600 |
| 5 | CHEMICAL TANKS – 500 GAL | 5,000 |
| 6 | AGIATORS – 200 GAL, 3 Hp | 15,000 |
| 1 | BELT FILTER – 2 X 12 EIMCO | 35,000 |
| 2 | VACUUM RECEIVER TANKS | 4,000 |
| 6 | PUMPS – CHEMICAL | 7,000 |
| 3 | CATWALKS – STEEL | 9,000 |
| 1 | PLATFORM – STEEL – 250 SQ FT | 4,500 |
| 4 | RESIN COLUMNS – 1' X 5' | 6,000 |
| 1 | RESIN WASH BASEN | 3,500 |
| 1 | VENT FAN – 5 Hp, 9000 CFM | 8,000 |
| 1 | VENT SYSTEM – 200 FT | 5,000 |
| 1 | PROCESS COMPUTER & PROBES | 12,000 |
| 1 | LOADER – JOHN DEERE # 28 | 42,000 |
| | MISC TOOLS & EQUIPMENT | 10,000 |
| | MISC BENCH & SHELVES | 5,000 |
| | ELECTRICAL PANNELS & CONTROLS | 75,000 |
| | PLUMBING – PIPE & VALVES | 20,000 |
| | LEASE HOLD IMPROVEMENTS | 50,000 |
| 1 | FILTER & BLOWER | 8,000 |
| | INSTALLATION | 75,000 |
| | TOTAL | $482,000 |

SCHEDULE "C"
TO THE TECHNOLOGY AND ASSET PURCHASE AGREEMENT
BETWEEN NEW VERDE RIVER MINING CO., INC.,
ROBERT H. GUNNISON AND ROYAL MINES INC.
DATED EFFECTIVE APRIL 2, 2007

**TECHNOLOGY LICENSE AGREEMENTS**

**Title:** ENG106 and R&D106 PATENTS

**Policy:** All ideas, inventions or processes developed in the engineering department that are unique, valuable and deemed to be patentable will be properly documented and evaluated to ensure obtaining the protection of a legal patent.

**Purpose:** To describe the documentation process of an original idea or invention.

**Scope:** This procedure applies specifically to employees in the Engineering Department but may apply to any other employee who develops an original idea while performing their duties for the company.

**Definitions:** Utility Patent - A patent for mechanical, electrical, or chemical inventions covering processes, machines, article of manufacture or compositions of matter, as well as improvements of the same.

Design Patent - A patent that protects the aesthetic or ornamental external appearance of articles of manufacture. This is generally less valuable than a utility patent for protecting ideas and devices.

**Procedure:**

**1.0 QUALIFYING IDEAS OR DESIGNS**

1.1 In order to receive a patent there are three principal requirements written in the patent statute that must be met. To qualify, an invention must be new, useful and non-obvious.

1.2 First, an invention must be "new." New is the requirement of novelty; something different than what has been done before. If an invention has previously been patented or sold or a publication has appeared that shows the same thing, it is not patentable.

1.3 Second, an invention must be "useful" meaning it must have some utility. For example, chemical companies sometimes discover a new chemical compound that has no readily apparent use. However, the Company may try every imaginable use to find a utility for the compound in order to get a patent issued. Then later on, this patent could be of value to the Company for some future, still different use of the compound.

1.4 Third, a critical issue in patent law, is the interpretation of what is meant by "non-obvious." A method for understanding the meaning of non-obvious as it applies to patents, is to mentally imagine a hypothetical person who existed at the time that the invention was made. This individual should have the ordinary skill and intelligence in the particular art. This imaginary person has been educated and applies the ordinary principles of the technical field or art in a routine manner, and could be expected to do ordinary work in this field.

Once this hypothetical person is created, it is necessary to examine the closest prior art, such as other previous patents, all prior printed publications that can be found and the available data existing on whatever has been sold. Everything is then presented to the person for review and asked what the difference between the proposed invention is and what has previously existed. Then it is determined, would it have been obvious to this hypothetical person at the time when the invention took place to have made those differences.

If it would have been obvious for the hypothetical person to make those changes, the patent would be denied. However, if the invention has differences that are above and beyond the exercise of ordinary skill, it is entitled to a patent. Inventive skills have indeed been exerted, not just normal, routine skills.

**2.0 DOCUMENTING THE DEVELOPMENT OF AN IDEA OR INVENTION**

2.1 Keep an accurate record of your idea or invention in a record type notebook that is bound so that pages cannot be inserted or removed without detection. A separate book should be used for each different invention.

2.2 Date the beginning of every daily entry and sign or initial every page.

2.3 Cross out changes or errors and initial them. Never erase.

2.4 When the notebook is complete, describing your invention in detail, have it notarized and witnessed by two parties who understand the basic concepts of the invention.

2.5 Store all separate, related papers and drawings with the notebook. Have these notarized as well.

2.6 Prepare a preliminary write-up for a description of your invention, stating what it does, how it functions, why it is new, how it is better than similar inventions (or if it is unique) and any other pertinent facts and data.

2.7 Check as many sources as possible to convince yourself that your idea is indeed new and patentable.

**3.0 PATENT APPLICATION**

3.1 At this stage, the Company's patent attorney will review the invention disclosure. The attorney will work from your written description, drawings and verbal statements.

3.2 The attorney will then proceed with a patent search to see if there are any other existing inventions that have anticipated your invention or ideas. If favorable, the attorney will then proceed with the patent application process.

**Revision History:**

| Revision | Date | Description of changes | Requested By |
|---|---|---|---|
| 0 | 06/05/05 | Initial Release | |
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**SCHEDULE "D"**
**TO THE TECHNOLOGY AND ASSET PURCHASE AGREEMENT**
**BETWEEN NEW VERDE RIVER MINING CO., INC.,**
**ROBERT H. GUNNISON AND ROYAL MINES INC.**
**DATED EFFECTIVE APRIL 2, 2007**

## LIENS AND CHARGES ON EQUIPMENT AND ASSETS

Noted below is the debt assumed and receivable due from New Verde River Mining Company and Mr. Robert H. Gunnison at 4/2/07 (effective date of Technology and Asset Purchase Agreement between New Verde River Minding Co Inc, Robert H. Gunnison and Royal Mines Inc.):

- Debt assumed: $10,316.67 related to John Deere Loader #28;
- Receivable due to RMI from NVRM: $12,000 purchase of filtration system from Pacific Press Company, Fullerton, CA, Model #P470E138A-1/3, Serial #960.